Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference of our firm under the caption “Experts” and to the use of our report dated May 13, 2005, except for the ninth paragraph of Note 1 as to which the date is September 23, 2005, in Amendment No. 6 to the Registration Statement (Form S-1, Registration No. 333-126626) and the related Prospectus of Genomic Health, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP

Palo Alto, California

Palo Alto, California
September 28, 2005